Exhibit 5.2

June 3, 2008

Anthracite Capital, Inc.

40 East 52nd Street

New York, New York 10022

Ladies and Gentlemen:

We have acted as special Maryland counsel to Anthracite Capital, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 promulgated under the Securities Act, of up to an aggregate of $500,000,000 of the following securities of the Company: (i) secured or unsecured debt securities, which may be senior or subordinated, in one or more series (the “Debt Securities”); (ii) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (iii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”); (iv) warrants to purchase Common Stock (the “Common Stock Warrants”); and (v) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”).

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have examined originals or copies of the following documents:

(i)	the charter of the Company;

(ii)	the Amended and Restated Bylaws of the Company;

(iii)	the Registration Statement; and

(iv)	a specimen certificate representing the Common Stock (the “Specimen Certificate”).

For purposes of the opinions expressed herein, we have relied as to factual matters upon certificates of public officials and information obtained from officers of the Company. In expressing the opinions set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so and (v) all public records reviewed by us or on our behalf are accurate and complete.

Anthracite Capital, Inc.

June 3, 2008

Based on the foregoing and subject to the assumptions and qualifications herein set forth, it is our opinion that:

1.	The issuance and sale of the shares of Common Stock offered under the Registration Statement (including any shares of Common Stock issuable upon the conversion of the Debt Securities or the exercise of any Common Stock Warrants) (the “Offered Common Shares”) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be legally issued, fully paid and nonassessable, if (a) the Registration Statement and any amendments thereto have become effective; (b) the Board has taken all necessary corporate action to approve the issuance and sale of the Offered Common Shares; (c) certificates representing the Offered Common Shares in the form of the Specimen Certificate have been duly executed in accordance with applicable law and registered by the transfer agent and registrar for the Common Stock, and delivered to the purchasers thereof or, in the case of book-entry shares, the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners; and (d) the Company receives adequate consideration therefor.

2.	The issuance and sale of the shares of Preferred Stock offered under the Registration Statement (including any shares of Preferred Stock issuable upon the exercise of any Preferred Stock Warrants) (the “Offered Preferred Shares”) will have been duly authorized by all necessary corporate action on the part of the Company, and such shares will be legally issued, fully paid and nonassessable, if (a) the Registration Statement and any amendments thereto have become effective; (b) the Board has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Shares, including the adoption of Articles Supplementary for such Preferred Stock in the form required by applicable law; (c) such Articles Supplementary have been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland; (d) certificates representing the Offered Preferred Shares in the form duly adopted by the Board have been duly executed in accordance with applicable law and registered by the transfer agent and registrar for the Preferred Stock, and delivered to the purchasers thereof or, in the case of book-entry shares, the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners; and (e) the Company receives adequate consideration therefor.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland. The opinions expressed herein are limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the

Anthracite Capital, Inc.

June 3, 2008

category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Christopher R. Johnson
Principal